                                                       Exhibit B2

NEES ENERGY, INC.
Consolidated Statement of Income and Accumulated Deficit
(Thousands of Dollars)
For the Twelve Months Ended March 31, 1998
(Unaudited, Subject to Adjustment)



INCOME

  Equity in income/(loss) of AllEnergy
         Marketing Co., L.L.C.                            $(6,165)
  Revenue (1)                                              46,758
                                                         --------
  Total income                                             40,593
                                                         ========


EXPENSES

  Operating expenses
     Cost of sales                                         48,961
     Depreciation                                             319
     Selling, general and administrative expenses           7,769
     Income tax                                            (5,964)
                                                         --------
  Total operating expenses                                 51,085
                                                         --------
  Other income (expense), net                              (1,610)
                                                         --------

Net income/(loss)                                         (12,102)

Accumulated deficit at beginning of period                           (2,357)
                                                         --------
Accumulated deficit at end of period                     $(14,459)
                                                         ========


(1) Represents revenue of subsidiary (AllEnergy Marketing Co., L.L.C.)